Exhibit 31.2

CERTIFICATION

I, Michael J. Gennaro, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Blue Coat Systems, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 26, 2009

/s/ MICHAEL J. GENNARO
Michael J. Gennaro
Principal Financial and Accounting Officer